Exhibit 1
                                         Shares
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
COMMON STOCK, $.01 PAR VALUE PER SHARE
UNDERWRITING AGREEMENT
                                        , 2010

                                        , 2010
ROBERT W. BAIRD & CO. INCORPORATED
BB&T CAPITAL MARKETS, a division of Scott &
Stringfellow, LLC
STIFEL, NICOLAUS & COMPANY, INCORPORATED
     As Representatives of the Several Underwriters
     Identified in Schedule II Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Ladies and Gentlemen:
     Roadrunner Transportation Systems, Inc, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule I hereto, severally and not jointly and subject to the terms and conditions state herein, propose to sell to the several Underwriters, an aggregate of                                            shares of the common stock, $.01 par value per share, of the Company (the “Firm Shares”), of which                                            shares are to be issued and sold by the Company and                       shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto.
     The Company also proposes to issue and sell to the several Underwriters up to an additional                                          shares of common stock, $.01 par value per share, of the Company (the “Additional Shares”), if and to the extent that you, Robert W. Baird & Co. Incorporated (“Baird”), BB&T Capital Markets, a division of Scott & Stringfellow, LLC (“BB&T”) and Stifel, Nicolaus & Company, Incorporated (together with Baird and BB&T, the “Managers”), as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, $.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”
     The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (registration no. 333-152504), including a form of prospectus, relating to the Shares. The registration statement, as amended at the time it becomes effective, including the exhibits and documents filed as part thereof and information contained in the prospectus filed as part of the registration statement pursuant to Rule 424 or otherwise deemed to be part of the registration statement pursuant to Rule 430A or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Act a final prospectus (in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act. The term “Preliminary Prospectus,” as of any time, means any preliminary form of prospectus included in the Registration Statement immediately prior to such time or filed with the Commission pursuant to Rule 424(a) under the Securities Act at such time, that omits certain information as permitted by Rule 430A(a). The “Preliminary Prospectus” without reference to a time means the Preliminary Prospectus included in the Registration Statement or deemed a part of the Registration Statement pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below).
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule III hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule III hereto; “Time of Sale” means _:___p.m. (Central Time) on the date of this Agreement; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act, and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act.
     The Company has also prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), a registration statement on Form 8-A (file no. 001-34734) to register the Common Stock under Section 12(b) of the Exchange Act.
     The Managers have agreed to reserve a portion of the Shares to be purchased by them under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by the Managers and their respective affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
     In connection with the consummation of the public offering of the Shares contemplated in this Agreement, the Company has amended the Certificate of Incorporation of the Company (the “Certificate Amendment”) to provide for (i) the split on a 149.314-for-one basis of the Company’s Class A Voting Common Stock (“Class A Common Stock”), Class B Non-Voting Common Stock (“Class B Common Stock”) and Series B Convertible Preferred Stock (“Series B Preferred Stock”), effective May 7, 2010, and (ii) the conversion on a one-for-one basis of the shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock into a newly authorized class of common stock, $.01 par value per share, of the Company immediately prior to the consummation of the public offering of the Shares contemplated in this Agreement. The Certificate Amendment, the stock split and the conversion are described in the Preliminary Prospectus under “Description of Capital Stock” and the stock split and the conversion are collectively referred to in this Agreement as the “Recapitalization Transactions.”
     The Company’s subsidiary, GTS Transportation Logistics, Inc., a Delaware corporation (“Acquisition Sub”), intends to merge with Group Transportation Services Holdings, Inc. (“GTS”), a Delaware corporation, simultaneously with the public offering of the Shares contemplated in this Agreement (the “GTS Merger”). In connection with the GTS Merger, the Company, Acquisition Sub and GTS have entered into an Agreement and Plan of Merger, dated May 7, 2010 (the “GTS Merger Agreement”). The consummation of the GTS Merger shall occur as of the Closing Date referred to in Section 5 hereof. For purposes of the representations and warranties of the Company set forth in Section 1 hereof, and the opinions to be delivered pursuant to Section 6(d) hereof, the surviving corporation of the GTS Merger shall be deemed for all purposes to be a subsidiary of the Company.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters on the date hereof, on the Closing Date and on each Option Closing Date, if any, that:
     (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
     (b) The Preliminary Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 424, 430A or 430C).
     (c) (i) The Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations thereunder; (iii) the Preliminary Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Preliminary Prospectus furnished to the Underwriters for delivery to prospective investors complied in all material respects with the Securities Act (including without limitation the requirements of Section 10 of the Securities Act); (v) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date (as defined in Section 5) and, if applicable, each Option Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each Permitted Free Writing Prospectus does not conflict in any material respect with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433; (vii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (viii) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424(b), at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the concession and reallowance figures appearing in the fifth paragraph, and the name of each Underwriter and the number of Shares each Underwriter has agreed to purchase, as set forth in the table following the first paragraph, each in the “Underwriting” section of the Preliminary Prospectus and the Prospectus.
     (d) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are an independent registered public accounting firm as required by the Securities Act and related regulations.

     (e) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and/or the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Managers, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Managers before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433; the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; and in the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act.
     (f) The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.
     (g) The Shares are approved for listing on the New York Stock Exchange (the “NYSE”), subject to notice of issuance. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

     (h) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of the Company and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “material adverse effect”).
     (i) Each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (j) This Agreement has been duly authorized, executed and delivered by the Company.
     (k) The authorized and outstanding capitalization of the Company, after giving effect to the completion of the Recapitalization Transactions, is as set forth in the Time of Sale Prospectus and will be as set forth in the Prospectus, subject, in each case, to the issuance of shares of Common Stock (i) upon exercise of stock options and warrants disclosed as outstanding in the Time of Sale Prospectus and the Prospectus, as the case may be, (ii) upon the grant of options under existing stock option plans described in the Time of Sale Prospectus and the Prospectus and (iii) to effect the GTS Merger. The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.
     (l) Following the filing of the Certificate Amendment with the Secretary of State of the State of Delaware, the shares of Common Stock (including the Shares to be sold by the Selling Stockholders and the shares issued or to be issued, as the case may be, in connection with the GTS Merger) outstanding prior to the issuance of the Shares to be sold by the Company will have been duly authorized, validly issued, fully paid and non-assessable, issued in compliance with applicable securities laws and not issued in violation of any preemptive or similar rights.

     (m) Following the filing of the Certificate Amendment with the Secretary of State of the State of Delaware, the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
     (n) Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (ii) the certificate of incorporation, the Certificate Amendment or the bylaws (or other organizational documents) of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound, except where a breach or other violation of any such contract, agreement, obligation, covenant or instrument would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (o) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Company’s stockholders, is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the FINRA Rules.
     (p) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) (i) other than any such action, suit, claim, investigation or proceeding accurately described in the Time of Sale Prospectus which, if resolved adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, have a material adverse effect or (ii) that are required to be described in the Time of Sale Prospectus and are not so described. There are no statutes or regulations that are required by law to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (r) The Company’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (s) The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries or of the other entities and their respective subsidiaries, as the case may be, as of the dates indicated, and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company or the other entities, as the case may be, for the periods specified and have been prepared in all material respects in compliance with the requirements of the Securities Act and the Exchange Act and conform in all material respects with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data regarding the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented in all material respects and are prepared on a basis consistent with the financial statements and books and records of the Company or the other entities to which such data relate; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Time of Sale Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
     (t) All statistical or market-related data included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the

Prospectus and the Permitted Free Writing Prospectuses has been made or reaffirmed with a reasonable basis and in good faith. The projections included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Projections”) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith best estimate of the matters described therein. The Projections were prepared by the Company based on reasonable assumptions, including, among other things, (i) the Company’s anticipated future performance after the consummation of the Offering and (ii) general business and economic conditions. The Projections are based upon an analysis of the data available to the Company, after due inquiry, at the time of the Projections.
     (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a material adverse effect.
     (v) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (w) There are no contracts or documents which are required by law to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.
     (x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change in, or any development of which the Company is aware that could reasonably be expected to have a material adverse effect on, the assets, business, condition (financial or otherwise), management, operations or earnings of the Company and its subsidiaries, taken as a whole; (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (y) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.
     (z) Each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property. Neither the Company nor any of its subsidiaries has received notice of a claim by a third party that the Company or any of its subsidiaries has infringed or is infringing the intellectual property of such third party.
     (aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a material adverse effect.
     (bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.
     (cc) Except as otherwise would not, individually or in the aggregate, have a material adverse effect, the buildings, structures and equipment owned by the Company are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound.
     (dd) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.
     (ee) Except as otherwise would not have a material adverse effect, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Time of Sale Prospectus.
     (ff) The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance in all material respects with the requirements of the Exchange Act. The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance in all material respects with generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (gg) The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective in performing the functions for which they were established.
     (hh) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof.
     (ii) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement that are material to the Company and its subsidiaries, taken as a whole, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.
     (jj) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the most recent Preliminary Prospectus or the Prospectus which have not been described as required.
     (kk) All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed through the date hereof, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
     (ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (mm) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than (i) shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, (ii) shares issued pursuant to outstanding options, rights or warrants, (iii) shares issued pursuant to the conversion of the Company’s shares of preferred stock and (iv) shares issued in connection with the GTS Merger.
     (nn) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (oo) The Registration Statement, the Prospectus and the Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or the Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.
     (pp) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.
     (qq) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
     (rr) The GTS Merger Agreement has been duly authorized, executed and delivered by the Company, Acquisition Sub and GTS as parties thereto and constitutes the legal, valid and binding obligations of the Company, Acquisition Sub and GTS enforceable against the Company, Acquisition Sub and GTS, respectively, in accordance with its terms.
     (ss) The execution, delivery and performance by the Company and Acquisition Sub of the GTS Merger Agreement and the consummation of the GTS Merger and compliance by the Company with its obligations under the GTS Merger Agreement have been duly authorized by all necessary corporate action and do not or will not conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries (including, without limitation, Acquisition Sub and GTS) pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (ii) the certificate of incorporation or bylaws (or other organizational documents) of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound.
     (tt) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority or approval of the Company’s stockholders, is required for (1) the execution, delivery and performance by the Company, Acquisition Sub and GTS of the GTS Merger Agreement or (2) the consummation of the GTS Merger or any of the transactions contemplated thereby. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the GTS Merger Agreement or the consummation of the GTS Merger or of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date.
     (uu) The Certificate Amendment has been authorized by all necessary corporate action, including the requisite vote of the stockholders of the Company pursuant to the terms of the Company’s certificate of incorporation, bylaws or other organizational document as well as the Delaware General Corporation Law. No consents or waivers from any other person or entity are required for the consummation of the Recapitalization Transactions contemplated by the Certificate Amendment, other than such consents and waivers as have previously been obtained.
     2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly with the other Selling Stockholders, represents and warrants to and agrees with each of the Underwriters on the date hereof, on the Closing Date and on each Option Closing Date, if any, that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
     (b) Neither the execution and delivery by such Selling Stockholder of, nor the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and American Stock Transfer and Trust Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of such Selling Stockholder pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over such Selling Stockholder, provided that no warranty is made in this clause (i) with respect to the antifraud provisions of federal and state securities laws; (ii) the certificate of incorporation or bylaws (or other organizational documents) of such Selling Stockholder, if applicable, or (iii) any contract, agreement, obligation, covenant or instrument to which such Selling Stockholder (or any of its assets) is subject or bound, except, in the case of this clause (iii), for such conflicts, breaches, violations or defaults that would not reasonably be expected to impair in any material respect the consummation of such Selling Stockholder’s obligations under this Agreement, the Custody Agreement or the Power of Attorney; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may (i) be required by the securities or blue sky laws of the various jurisdictions in connection with the offer and sale of the Shares, (ii) not be reasonably expected to impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder and (iii) have previously been made or obtained.
     (c) The Shares to be sold by such Selling Stockholder pursuant to this Agreement are represented as of the date of this Agreement by certificated securities in registered form of either Class A Common Stock, Class B Common Stock or Series B Preferred Stock of the Company (the “Current Shares”). Such Selling Stockholder is now the lawful owner of the Current Shares, and on the Closing Date and following conversion of the Current Shares, will be the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement, and has now with respect to the Current Shares, and on the Closing Date with respect to the Shares, will have valid marketable title to, or a valid “security entitlement” (within the meaning of Section 408.102 of the Wisconsin Uniform Commercial Code (the “UCC”) or other applicable state statute) in respect of, the number of Shares to be sold by such Selling Stockholder under this Agreement, free and clear of all security interests, claims, liens, equities or other encumbrances, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement or a security entitlement in respect of such Shares.
     (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.
     (e) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (within the meaning of Section 408.102 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares (within the meaning of Section 408.303(1) of the UCC), (ii) under Section 408.501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, and (iii) no action based on any “adverse claim” (within the meaning of 408.102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” (within the meaning of Section 408.102 of the UCC), and (z) appropriate entries to the accounts of each of the Underwriters on the records of DTC will have been made pursuant to the UCC.
     (f) Such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus.
     (g) If such Selling Stockholder is a beneficial owner of 5% or more of the outstanding Common Stock or of any unregistered equity securities of the Company that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, such Selling Stockholder does not have any association or affiliation with a member of FINRA.
     (h) Such Selling Stockholder has not, directly or indirectly, taken any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (i) Such Selling Stockholder is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect. Such Selling Stockholder confirms the accuracy of (i) the information concerning the undersigned contained in the Selling Stockholder’s questionnaire furnished by the undersigned to the Company for purposes of filings with FINRA, and (ii) the information concerning the undersigned as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Principal and Selling Stockholders.”
     3. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell ___ Shares, and each Selling Stockholder, severally and not jointly, hereby agrees to sell the number of Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto, to the several Underwriters at a price of $_____ per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, hereby agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) set forth opposite the name of such Underwriter set forth in Schedule II hereto that bears the same proportion to the number of Firm Shares to be sold by each such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     Moreover, the Company hereby agrees to issue and sell up to ___ Additional Shares to the Underwriters at the Purchase Price and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to the Additional Shares at the Purchase Price. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased by the Underwriters solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     Each Selling Stockholder agrees to comply with the terms and conditions of the “lock-up”’ agreement that it has previously entered into and delivered to the Managers on or before the date hereof, which “lock-up” agreement was executed in substantially the form of Exhibit D hereto.
     Each Selling Stockholder agrees to advise the Managers promptly, and if requested by the Managers, confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Securities Act, any change in information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus that relates to such Selling Stockholder.
     4. Terms of Public Offering. The Sellers are advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Managers’ judgment is advisable. The Sellers are further advised by the Managers that the Shares are to be offered to the public initially at $______ per share (the “Public

Offering Price”) and to certain dealers selected by the Managers at a price that represents a concession not in excess of $_____ per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow a concession, not in excess of $____ per share, to any Underwriter or to certain other dealers.
     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller (or to accounts otherwise designated by such Seller and agreed to by the Underwriters) in Federal or other funds immediately available in Milwaukee against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on ___, 2010 or at such other time on the same or such other date, not later than ___, 2010 as shall be designated in writing by the Managers. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Company (or to accounts otherwise designated by the Company and agreed to by the Underwriters) in Federal or other funds immediately available in Milwaukee against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than ___, 2010 as shall be designated in writing by the Managers.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Managers shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Managers on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company and each Selling Stockholder contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company and each Selling Stockholder has performed their respective obligations required to be performed prior to the Closing Date and the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Managers’ reasonable judgment, is material and adverse and that makes it, in the Managers’ reasonable judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be. The delivery of the certificate provided for in this Section 6(b) shall constitute a representation and warranty of the Company as to the statements made in such certificate.
     (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by each Selling Stockholder (or such Selling Stockholder’s attorney-in-fact), to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     (d) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Greenberg Traurig, LLP, outside counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto. In rendering such opinion, Greenberg Traurig, LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials. The opinion of Greenberg Traurig, LLP shall be rendered to the Underwriters at the request of the Company and shall so state therein.
     (e) The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray LLP, counsel for the Selling Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit B hereto. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of the Selling Stockholders. The opinion of such counsel shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.
     (f) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion and negative assurance letter of Foley & Lardner LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.
     (g) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche, LLP, independent public accountants, addressed to the Underwriters and copied to each member of the Company’s board of directors who signed the Registration Statement at any time, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (h) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Managers’ satisfaction.
     (i) The “lock-up” agreements, each substantially in the form of Exhibit C or Exhibit D hereto, as applicable, between the Managers and the certain stockholders, executive officers and directors of the Company set forth on Schedule IV to this Agreement relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Managers on or before the date hereof, shall be in full force and effect on the Closing Date.
     (j) The Shares shall have been approved for listing on the NYSE.
     (k) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     (l) The GTS Merger shall have been consummated as of the Closing Date in accordance with the terms of the GTS Merger Agreement.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Managers on the applicable Option Closing Date of such documents as the Managers may reasonably request, including certificates of officers of the Company, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Shares.

     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to the Managers, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Managers in Milwaukee, Wisconsin, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) To advise the Managers promptly of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.
     (f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Managers will furnish to the Company) to which Shares may have been sold by Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (h) If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise Managers promptly and, if requested by the Managers, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A or 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).
     (i) To file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.
     (j) Promptly to furnish such information or to take such action as the Managers may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Managers shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (k) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earning statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
     (l) To use its best efforts to cause the Shares to be listed on the NYSE.
     (m) During the period beginning on the date of the Underwriting Agreement and continuing to and including 180 days after the date of the Prospectus, and without the prior written consent of Baird with the authorization to release the lock-up letter on behalf of the Underwriters, not to (i) to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii). The restrictions contained in the preceding sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the grant of options to purchase shares of Common Stock or restricted shares or restricted stock units pursuant to the Company’s employee benefit plans under the terms of such plans in effect on the date hereof, provided, in the case of stock options, that such options are granted at fair market value, (iii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Managers have been advised in writing, (iv) the issuance of shares of Common Stock in connection with the GTS Merger, (v) the issuance of shares of Common Stock in connection with the conversion of the Company’s Series B preferred stock, (vi) the issuance of shares of Common Stock pursuant to the reclassification of all outstanding classes of common stock into one class of common stock in a 149.314-for-one stock split as contemplated by the Registration Statement, (vii) the filing of a registration statement on Form S-8 relating to shares of Common Stock issued under any employee benefit plans, or (viii) the issuance of shares of Common Stock in connection with the acquisition of another company in an amount not to exceed 15% of the total shares of Common Stock outstanding following such issuance, provided that the recipient of such shares agrees to be bound by the restrictions set forth in this section. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless waived by Baird. The Company shall promptly notify Baird of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.
     (n) To prepare, if the Managers so request, a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.
     (o) To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Securities Act.
     (p) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (q) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.
     (r) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

     (s) To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus.
     (t) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent and for the period required by FINRA from sale, transfer, assignment, pledge or hypothecation, and will direct the transfer agent to place stop transfer restrictions upon such Directed Shares for such period of time.
     (u) To comply with all applicable securities and other laws, in each jurisdiction in which the Directed Shares are offered in connection with a Directed Share Program.
     (v) To consummate the GTS Merger on the Closing Date in accordance with the terms of the GTS Merger Agreement.
     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, in connection with such qualification and in connection with any Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, lodging expenses of the representatives and officers of the Company and any such consultants (it being agreed that the Company will not be responsible for the travel and food expenses of the officers or the Chairman of the Board of the Company (except as specifically noted herein with respect to the cost of any chartered aircraft) or the Underwriters’ travel, food and lodging expenses), and one-half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, (xi) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, that the liability of the Company for reasonable fees and disbursements of counsel for the Underwriters pursuant to clauses (iii), (iv), (x) and (xi) shall not exceed $5,000 in the aggregate.
     Whether or not the sale of the Shares provided for herein is consummated, each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section 8, including (i) any fees and expenses of counsel for such Selling Stockholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.
     Except as expressly set forth herein, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 (except Section 6(f) and Section 6(k)) is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Managers on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.
     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable under this Section 9(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the concession and reallowance figures appearing in the fifth paragraph, and the name of each Underwriter and the number of Shares each Underwriter has agreed to purchase, as set forth in the table following the first paragraph, each in the “Underwriting” section of the Preliminary Prospectus and the Prospectus.
     (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use therein. The Underwriters and each Selling Stockholder agree that the indemnity agreement contained in this clause (b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Selling Stockholder. The liability of each Selling Stockholder under this Section 9(b) shall be limited to an amount equal to the net proceeds (before expenses) from the offering of the Shares received by such Selling Stockholder under this Agreement.
     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the concession and reallowance figures appearing in the fifth paragraph, and the name of each Underwriter and the number of Shares each Underwriter has agreed to purchase, as set forth in the table following the first paragraph, each in the “Underwriting” section of the Preliminary Prospectus and the Prospectus.
     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Baird. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (e) To the extent the indemnification provided for in Sections 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds (before expenses) from the offering of the Shares received by such Selling Stockholder under this Agreement. Notwithstanding the foregoing provisions of subsection (e), no Selling Stockholder shall be required to contribute unless such Selling Stockholder would have had indemnification obligations pursuant to Section 9(b) above.

     (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     10. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of either of any Underwriter within the meaning of Rule 405 of the Securities Act (the “Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriter Entities.
     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Underwriter Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Underwriter Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Underwriter Entity, shall retain counsel reasonably satisfactory to the Underwriter Entity to represent the Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Entities. Any such separate firm for the Underwriter Entities shall be designated in writing by Baird. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Baird, effect any settlement of any pending or threatened proceeding in respect of which any Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Underwriter Entity, unless such settlement includes an unconditional release of the Underwriter Entities from all liability on claims that are the subject matter of such proceeding.
     (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses)

and the total underwriting discounts and commissions received by the Underwriter Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (d) The Company and the Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     11. Termination. The Underwriters may terminate this Agreement by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market, (b) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal, Wisconsin or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), in the Managers’ judgment, is material and adverse and makes it, in the Managers’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

     12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Managers, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either the Managers or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, each Selling Stockholder and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in

Section 9 and 10 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 8, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.
     14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company and the Selling Stockholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any Selling Stockholder or any other person; (ii) the Underwriters owe the Company and Selling Stockholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Company. Each of the Company and Selling Stockholders waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.
     17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     18. Notices. All communications hereunder shall be in writing and effective only upon receipt shall be delivered, mailed or sent to the parties as follows:
(a) If to the Underwriters, to:
Steven. G. Booth
Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Fax: (414) 298-7800
(with a copy to)

Legal Department
Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202,
Fax: (414) 298-7800
(with a copy, which shall not constitute notice, to)
Jay O. Rothman
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Fax: (414) 297-4900
(b) If to the Company, to:
Mark A. DiBlasi
Roadrunner Transportation Systems, Inc.
4900 S. Pennsylvania Avenue
Cudahy, WI 53110
Fax: (414) 362-3930
(with a copy, which shall not constitute notice, to)
Brandon Lombardi
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, AZ 85016
Fax: (602) 445-8100
(c) If to the Selling Stockholders, to:
Michael J. Messersmith
Vice President and Deputy General Counsel
American Capital, Ltd.
2 Bethesda Metro Center, 8th Floor
Bethesda, MD 20814
Fax: (301) 654-6714
Robert Weiss
Sankaty Credit Opportunities, L.P.
111 Huntington Avenue
Boston, MA 02199
Fax: (847) 563-5364

(with a copy, which shall not constitute notice, to)
Andrew J. Terry
Ropes & Gray LLP
111 S. Wacker Dr., 46th Floor
Chicago, IL 60606
Fax: (312) 845-5501

Very truly yours, ROADRUNNER TRANSPORTATION SYSTEMS, INC.
By:
Mark A. DiBlasi
President and CEO

The Selling Stockholders named in Schedule I hereto, acting severally
By:
Attorney-in Fact

Accepted as of the date hereof
ROBERT W. BAIRD & CO. INCORPORATED
BB&T CAPITAL MARKETS, a division of Scott &
Stringfellow, LLC
STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	Robert W. Baird & Co. Incorporated
Acting severally on behalf of
themselves and the several Underwriters named in Schedule II hereto

By:
Name:
Title:

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